Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Crinetics Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	Rule 457(r)	5,625,563	$22.22	$125,000,010	0.0000927	$11,587.51	(1)	—	—	—	—

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	—		—	—	—	—	—	—		—	—	—	—

	Total Offering Amounts					$125,000,010		$11,587.51

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$11,587.51

(1)	The registration fee relates to the Registration Statement on Form S-3ASR (File No. 333-258694) filed by the Registrant on August 10, 2021.